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                            FORM 8-K

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                         CURRENT REPORT

               Pursuant To Section 13 OR 15 (d) of
               The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported):
                         August 14, 1998


                  HOUSEHOLD INTERNATIONAL, INC.
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       (Exact Name of Registrant as Specified in Charter)


                            Delaware
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         (State or Other Jurisdiction of Incorporation)


       1-8198                                36-3121988
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(Commission File Number)        (IRS Employer Identification No.)


2700 Sanders Road, Prospect Heights, Illinois           60070
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (847) 564-5000
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ITEM 5.   OTHER EVENTS.

As previously reported by Household International, Inc. on its Current Report on Form 8-K dated June 30, 1998 and filed on July 2, 1998, subject to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 7, 1998 between Household International, Inc. ("Household"), Household Acquisition Corporation II, a wholly-owned subsidiary of Household, and Beneficial Corporation ("Beneficial"), Household Acquisition Corporation II was merged with and into Beneficial, with Beneficial being the surviving corporation (the "Merger"). In accordance with the Merger Agreement, each share of the common stock, par value $1.00 per share, of Beneficial ("Beneficial Common Stock") outstanding immediately prior to the effective time of the Merger was converted into the right to receive 3.0666 shares of the common stock, $1.00 par value, of Household ("Household Common Stock"). The Merger was accounted for as a "pooling of interests" under generally accepted accounting principles.

In accordance with the requirements of Section 8.6 of the Merger Agreement, the following combined unaudited financial results of Household for the month ended July 31, 1998, covering 31 days of post-Merger operations are being reported below (in millions):

            Net interest margin and
              other revenues (1)         $476.8
            Net Income                     80.2

            (1) Policyholders' benefits have been
                netted against other revenues.

The above information is also being furnished to comply with the United States Securities and Exchange Commission's published guidelines in Accounting Series Release Number 135 and Staff Accounting Bulletin Number 65 relating to Affiliate sales of common shares involving a pooling of interests.




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                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HOUSEHOLD INTERNATIONAL, INC.
                              -----------------------------
                              Registrant



Dated:  August 14, 1998       By: /s/ John W. Blenke
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                              John W. Blenke
                              Assistant Secretary